UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Appointment of New Director

On February 22, 2012, the Board of Directors (the “Board”) of Alpha Natural Resources, Inc. (the “Company”) appointed Deborah M. Fretz to the Company’s Board.  Ms. Fretz’s Board committee assignments have not yet been determined.  In connection with her membership on the Board and in keeping with the Company’s non-employee director compensatory arrangements effective for the 2011-2012 Board year, the Board approved (i) a restricted stock unit award under the Company’s 2006 Stock and Incentive Compensation Plan (the “Plan”) with a grant date fair value of $80,000; (ii) a pro-rated annual equity retainer with a grant date fair value of $21,794 under the Plan in the form of restricted stock units for the period from the date of her election to the Board to the Annual Meeting of Stockholders expected to be held on May 17, 2012 (the “Annual Meeting”); and (iii) a pro-rated annual cash retainer of $14,137 for the period from her date of election to the Board to the Annual Meeting.  Restricted stock units generally vest six months after retirement from the Board.  The Company issued a press release announcing Ms. Fretz’s appointment, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release dated February 22, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

February 22, 2012	By:	/s/ Richard R. Grinnan
Name: Richard R. Grinnan
Title: Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated February 22, 2012.